British Columbia Securities Commission

BCSC

Revocation Order

Pacific Software, Inc.

Section 171 of the *Securities Act*, R.S.B.C. 1996, c. 418

¶ 1 On January 27, 2010, the Executive Director made an order (the Cease Trade Order) under section 164(1) of the *Securities Act*, R.S.B.C. 1996, c. 418 (the Act) that all trading in the securities of Pacific Software, Inc. (PSI) cease until it files the required records and the Executive Director revokes the Cease Trade Order.

¶ 2 PSI filed an application for revocation of the Cease Trade Order with the Executive Director in compliance with National Policy 12-202 *Revocation of a Compliance-Related Cease Trade Order*.

¶ 3 The Executive Director considers that it would not be prejudicial to the public interest to revoke the Cease Trade Order.

¶ 4 The Executive Director orders under section 171 of the Act that the Cease Trade Order as it applies to PSI is revoked and that trading in the securities of PSI may resume.

¶ 5 September 9, 2010

Allan Lim, CA
Manager
Corporate Finance

Tel: 604 899-6500 Fax: 604 899-6506 Toll Free: 1 800-373-6393 www.bcsc.bc.ca
P.O. Box 10142, Pacific Centre, 701 West Georgia Street Vancouver, BC, Canada V7Y 1L2